Exhibit 2.2

Accession Agreement

to the Share and Asset Sale and Purchase Agreement

- hereinafter referred to as the “Agreement” -

between

1                                     WIRTGEN GROUP Holding GmbH,

with its registered seat in Windhagen, Germany, business address Reinhard-Wirtgen-Straße 2, 53578 Windhagen, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Montabaur under registration number HRB 10492

- hereinafter referred to as the “Seller” -

2                                     Deere & Company,

a corporation organized and existing under the laws of the State of Delaware, USA, with business address One John Deere Place, Moline, Illinois 61265, USA, registered with the Secretary of State of the State of Delaware under registration number 522909

- hereinafter referred to as the “Purchaser” -

3                                     John Deere GmbH & Co. KG,

with its registered seat in Mannheim, Germany, with business address John-Deere-Str. 70, 68163 Mannheim, Germany, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Mannheim under registration number HRA 704371, in relation to the Sold Assets acting through its registered branch John Deere GmbH & Co. KG - WIRTGEN GROUP

- hereinafter referred to as “John Deere GmbH & Co. KG” -

4                                     John Deere Construction & Forestry Company,

a corporation organized and existing under the laws of the State of Delaware, USA, with business address 1515 5th Ave #200, Moline, Illinois 61265, USA, registered with the Secretary of State of the State of Delaware under registration number 716911

- hereinafter referred to as “John Deere Construction & Forestry Company” -

5                                     John Deere Asia (Singapore) Private Limited,

a corporation organized and existing under the laws of Singapore, with business address 438 Alexandra Road, #12-01/04, Alexandra Point, Singapore (11995), registered with the accounting and corporate regulatory authority (ACRA) under registration number 200610270R

- hereinafter referred to as “John Deere Asia (Singapore) Private Limited” -

6                                     John Deere Holding S.à r.l.,

a corporation organized and existing under the laws of Luxembourg, with business address 43 avenue John F. Kennedy, 1855 Luxembourg, Grand Duchy of Luxembourg, registered with the commercial and corporate register (Registre de Commerce et des Sociétés) of Luxembourg under registration number B164515

- hereinafter referred to as “John Deere Holding S.à r.l.” -

7                                     John Deere India Private Limited,

a corporation organized and existing under the laws of India, with business address Tower XIV, Cybercity, Magarpatta City, Hadapsar, Pune – 411013, Maharashtra, India, registered under the Companies Act 2013 with the company identification number (CIN) U74220PN1997PTC112441 and registration number 112441

- hereinafter referred to as “John Deere India Private Limited” -

8                                     John Deere-Lanz Verwaltungs-GmbH,

with its registered seat in Mannheim, Germany, business address John-Deere-Straße 70, 68163 Mannheim, Germany, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Mannheim under registration number HRB 728530

- hereinafter referred to as “John Deere-Lanz Verwaltungs-GmbH” -

9                                     John Deere Proprietary Limited,

a corporation organized and existing under the laws of South Africa, with business address Hughes Extension 47, Stand 303 Oscar Street, Boksburg, South Africa, registered in the Republic of South Africa under registration number 1950/037595/07

- hereinafter referred to as “John Deere Proprietary Limited” -

10                             WMT GmbH,

with its registered seat in Mannheim, Germany, with business address John-Deere-Straße 70, 68163 Mannheim, Germany, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Stuttgart under registration number HRB 761485

- hereinafter referred to as “WMT GmbH” -

11                             John Deere Technologies S.C.S.,

a limited partnership organized and existing under the laws of Luxembourg, with business address 7 rue Robert Stümper, 2557 Luxembourg, Grand Duchy of Luxembourg, registered with the commercial and corporate register (Registre de Commerce et des Sociétés) of Luxembourg under registration number B218141

- hereinafter referred to as “John Deere Technologies S.C.S.” –

- the parties according to nos. 3 through 11 hereinafter collectively referred to as the “Purchaser’s Nominees” -

- the Seller, the Purchaser and the Purchaser’s Nominees
hereinafter collectively referred to as the “Parties” -

Recitals

(A)                            On 31 May 2017, the Seller and the Purchaser entered into a Share and Asset Sale and Purchase Agreement (Roll of Deeds No. 881 for 2017 K of the notary Dr. Marcus Kämpfer, Düsseldorf, as amended on the date of and prior to entering into this Agreement before the notary Dr. Marcus Kämpfer, Düsseldorf; hereinafter referred to as the “SPA”), whereby the Seller has agreed to sell and transfer substantially the entire business operations including all assets pertaining to the Wirtgen Business to the Purchaser.

(B)                            Pursuant to Sec. 3(4) of the SPA, the Purchaser is entitled to assign its rights and obligations under the SPA to purchase and/or acquire legal title in relation to any of the Shares and/or the Sold Assets and to assign any other related rights and/or obligations under the SPA to one or more nominees of the Purchaser with the effect that such Purchaser’s nominees shall become parties to the SPA.

(C)                            By way of this Agreement, the Purchaser intends to nominate the Purchaser’s Nominees and to assign its rights and obligations under the SPA to purchase and acquire legal title in relation to certain of the Shares and the Sold Assets to such Purchaser’s Nominees in accordance with Sec. 3(4) of the SPA and the Purchaser’s Nominees wish to accept such assignment and, in so doing, accede to the SPA.

Now, therefore, the Parties agree as follows:

1                                     Accession to the SPA

Subject to the assignment of rights and obligations as set forth in Clause 2 below, each of the Purchaser’s Nominees hereby accedes and becomes a party to the SPA and the Seller and the Purchaser hereby accept and approve such accession.

2                                     Assignment of rights and obligations pursuant to Sec. 3(4) of the SPA

The Purchaser hereby nominates and assigns its rights and obligations under the SPA to purchase and acquire legal title in relation to certain Shares and/or the Sold Assets as well as any rights and obligations under the SPA pertaining to such Shares and/or the Sold Assets to the Purchaser’s Nominees as follows:

2.1                         John Deere GmbH & Co. KG

•                                       the Sold Assets; and

•                                       the Share held by the Seller in Wirtgen (Thailand) Co., Ltd. (formerly operating under Wirtgen Machinery (Thailand) Company Limited), a company incorporated under the laws of Thailand, registered under No. 0115540004433.

2.2                         John Deere Construction & Forestry Company

•                                       all Shares held by the Seller in Wirtgen Inc., a company incorporated with the Secretary of State of the State of Delaware, USA, under No. 3396986.

2.3                         John Deere Asia (Singapore) Private Limited

•                                       all Shares held by the Seller in Wirtgen Singapore Pte Ltd., a company incorporated under the laws of Singapore, registered with the commercial register of Singapore under No. 199602575N;

•                                       the Shares with share certificate numbers

•                                       29 (representing 2,004,282 equity shares from number 41 to number 2,004,322);

•                                       30 (representing 706,896 equity shares from number 2,004,323 to number 2,711,218);

•                                       31 (representing 166,180 equity shares from number 2,711,219 to number 2,877,398); and

•                                       32 (representing 538,650 equity shares from number 2,877,399 to number 3,416,048)

held by the Seller in Wirtgen India Private Limited, a company incorporated under Indian laws, registered with the company register under company identification number (CIN) U29211PN1995PTC142477 and registration number 142477, it being understood, however, that any obligations arising from or in connection with § 4(3a)b) and § 4(3a)e) of the SPA shall not be assigned to John Deere Asia (Singapore) Private Limited but to John Deere-Lanz Verwaltungs-GmbH.

2.4                         John Deere Holding S.à r.l.

All Shares held by the Seller in

•                                       WIG Verwaltung GmbH, a company incorporated under Austrian laws, registered with the company register (Firmenbuch) at the regional court (Landgericht) of Wels under FN 315069 m;

•                                       Wirtgen Ankara Makine Sanayi ve Ticaret Limited Şirketi, a company incorporated under Turkish laws, registered with the Ankara trade registry under No. 233562;

•                                       Wirtgen Belgium B.V.B.A., a company incorporated under Belgian laws, registered with the register of legal entities of Antwerp (division Mechelen), No. BE 0413.842.778;

•                                       Wirtgen Denmark A/S, a company incorporated under Danish laws, registered with the company register (CVR) under No. 81667217;

•                                       Wirtgen France S.A.S., a company incorporated under French laws, registered in the companies and trade registry of Pontoise under No. 722 036 134;

•                                       Wirtgen International GmbH, a company incorporated under German laws, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Montabaur under HRB 12873;

•                                       Wirtgen Ireland Ltd., a company incorporated under Irish laws, registered in Ireland under No. 354269;

•                                       Wirtgen Japan Co., Ltd., a company incorporated under Japanese laws, registered with the Legal Affairs Bureau under No. 0100-01-011456;

•                                       Wirtgen Ltd., a company incorporated under English laws, registered with the Companies House under company number 03026300;

•                                       Wirtgen Macchine S.r.l., a company incorporated under Italian laws, registered with the company register of Milan under No. 06448990157;

•                                       Wirtgen Nederland B.V., a company incorporated under Dutch laws, registered with the company register (Kamer van Koophandel) under No. 32052337; and

•                                       Wirtgen Österreich GmbH, a company incorporated under Austrian laws, registered with the company register (Firmenbuch) of the regional court (Landgericht) of Wels under FN 218183 h.

2.5                         John Deere India Private Limited

•                                       the Shares with share certificate numbers

•                                       33 (representing 858,695 equity shares from number 3,416,049 to number 4,274,743);

•                                       34 (representing 2,219,692 equity shares from number 4,274,744 to number 6,494,435);

•                                       35 (representing 9,395,556 equity shares from number 6,494,436 to number 15,889,991); and

•                                       36 (representing 13,939,609 equity shares from number 15,889,992 to number 29,829,600)

held by the Seller in Wirtgen India Private Limited, a company incorporated under Indian laws, registered with the company register under company identification number (CIN) U29211PN1995PTC142477 and registration number 142477, it being understood, however, that any obligations arising from or in connection with § 4(3a)b) and §4(3a)e) of the SPA shall not be assigned to John Deere India Private Limited but to John Deere-Lanz Verwaltungs-GmbH.

2.6                         John Deere-Lanz Verwaltungs-GmbH

All Shares held by the Seller in

•                                       ERSEG GmbH, a company incorporated under German laws, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Montabaur under HRB 13917;

•                                       Wirtgen Augsburg Vertriebs- und Service GmbH, a company incorporated under German laws, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Augsburg under HRB 20259;

•                                       Wirtgen Hamburg Vertriebs- und Service GmbH, a company incorporated under German laws, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Walsrode under HRB 5755;

•                                       Wirtgen North Africa GmbH, a company incorporated under German laws, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Montabaur under HRB 21670;

•                                       Wirtgen Road Technologies GmbH, a company incorporated under German laws, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Montabaur under HRB 23312;

•                                       Wirtgen Used Equipment GmbH, a company incorporated under German laws, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Montabaur under HRB 13962;

•                                       Wirtgen Windhagen Vertriebs- und Service GmbH, a company incorporated under German laws, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Montabaur under HRB 14708; and

•                                       Wirtgen Zwickau Vertriebs- und Service GmbH, a company incorporated under German laws, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Chemnitz under HRB 20672.

In addition, it being understood that any obligations arising from or in connection with § 4(3a)b) and §4(3a)e) of the SPA shall be assigned to John Deere-Lanz Verwaltungs-GmbH.

2.7                         John Deere Proprietary Limited

•                                       all Shares held by the Seller in Wirtgen South Africa Proprietary Limited, a company incorporated under the laws of South Africa, registered in the companies register under No. 1999/010901/07.

2.8                         WMT GmbH

All Shares held by the Seller in

•                                       Kleemann GmbH, a company incorporated under German laws, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Ulm under HRB 530810;

•                                       Kleemann Immobilien GmbH & Co. KG, a company incorporated under German laws, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Ulm under HRA 720940; and

•                                       Wirtgen Mineral Technologies GmbH, a company incorporated under German laws, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Montabaur under HRB 23351.

2.9                         John Deere Technologies S.C.S.

•                                       all Shares held by the Seller in Ciber Equipamentos Rodoviários Ltda., a company incorporated under Brazilian laws, registered with the company register under NIRE 432.037.116-16 and CNPJ/MF No. 92.678.093/0001-26.

2.10                 Each of the Purchaser’s Nominees hereby accepts its nomination and the respective assignment of rights and obligations under the SPA as set forth in this Clause 2. The Seller hereby accepts and approves such nominations and assignments.

2.11                 For the avoidance of doubt, the assignments pursuant to this Clause 2 shall apply to all relevant rights and obligations under the provisions of the SPA regardless of whether or not the Purchaser’s Nominee concept is expressly reflected in any such provisions of the SPA. Accordingly, any reference to a Purchaser’s Nominee used in certain provisions of the SPA shall not limit, or to be construed as to limit, the assignment pursuant to Clause 2 of this Agreement in relation to other provisions in the SPA.

3                                     Debt-discharging effect

For the avoidance of doubt, any payments made by the Purchaser and/or a Purchaser’s Nominee to the Seller under or in connection with the SPA, including, in particular, any payments with regard to (a portion of) the Purchase Price and any additional consideration pursuant to § 4(2)d) of the SPA, shall have debt-discharging effect and the Purchaser and the Purchaser’s Nominees shall be released from their respective payment obligations in an amount equal to the payment made to the Seller on behalf of the Purchaser and/or the relevant Purchaser’s Nominee.

4                                     Continuing responsibility of the Purchaser

The Purchaser continues to be fully responsible and liable vis-à-vis the Seller together with the Purchaser’s Nominees in accordance with the terms of the SPA and the Purchaser continues to exercise any of the Purchaser’s Nominees’ respective rights and obligations under the SPA on a trust basis so as to ensure that the Purchaser continues to be the sole contractual point of contact of the Seller under the SPA in as much as practically possible and legally permissible (inter alia, in respect of giving and receiving notices, exercising rights etc.).

5                                     Miscellaneous

5.1                         Unless explicitly provided otherwise in this Agreement, all provisions of the SPA shall continue to apply unchanged.

5.2                         Capitalized terms used in this Agreement shall have the meaning ascribed to them in the SPA unless defined otherwise in this Agreement and shall be construed and interpreted as set forth in the SPA.

5.3                         Clauses 18 (Costs and Taxes), 19 (Notices) and 20 (Miscellaneous) of the SPA shall apply to this Agreement mutatis mutandis.

This Agreement was executed under a notary pursuant to German law by the following persons:

/s/ Wolfgang Sturm	/s/ Tim Johannsen-Roth
Mr. Wolfgang Sturm	Mr. Tim Johannsen-Roth
Linklaters LLP	Linklaters LLP
on behalf of Deere & Company,	on behalf of Deere & Company,
John Deere GmbH & Co. KG,	John Deere GmbH & Co. KG,
John Deere Construction & Forestry Company,	John Deere Construction & Forestry Company,
John Deere Asia (Singapore) Private Limited,	John Deere Asia (Singapore) Private Limited,
John Deere Holding S.à r.L.,	John Deere Holding S.à r.L.,
John Deere India Private Limited,	John Deere India Private Limited,
John Deere-Lanz Verwaltungs-GmbH,	John Deere-Lanz Verwaltungs-GmbH,
John Deere Proprietary Limited,	John Deere Proprietary Limited,
WMT GmbH, and	WMT GmbH, and
John Deere Technologies S.C.S.	John Deere Technologies S.C.S.

/s/ Mark Wolters
Mr. Mark Wolters
on behalf of WIRTGEN GROUP Holding GmbH

Confirmed and approved by:
/s/ Matthias Rogall	/s/ Jens Eggenberger
Prof. Dr. Matthias Rogall	Dr. Jens Eggenberger
Flick Gocke Shaumburg Partnerschaft mbB	Flick Gocke Shaumburg Partnerschaft mbB
on behalf of WIRTGEN GROUP Holding GmbH	on behalf of WIRTGEN GROUP Holding GmbH